Exhibit 1(c)

                        AMENDMENT TO DECLARATION OF TRUST
                       OF LEGG MASON TAX-FREE INCOME FUND
                                       AND
                   CERTIFICATE OF VICE PRESIDENT AND SECRETARY

    We, Marie K. Karpinski, Vice President, and Susan T. Lind, Secretary, of

                         LEGG MASON TAX-FREE INCOME FUND
                            111 SOUTH CALVERT STREET
                            BALTIMORE, MARYLAND 21202

do certify that, in accordance with Article V, Section 3, Article VIII, Section 1 and Article X, Section 7 of the Declaration of Trust of Legg Mason Tax-Free Income Fund ("Trust"), dated November 21, 1990, and amended on January 31, 1991 and Section 2.06 of the Trust's by-laws, the following Amendment to said Declaration of Trust was duly adopted by the Board of Trustees and by the Sole Shareholder pursuant to unanimous written consents dated March 11, 1991:

         RESOLVED: That, pursuant to the authority granted to the Board of Trustees in Article XI, Section 7 of the Trust's Declaration of Trust, and to the Shareholders in Article VIII, Section 1 and Article XI, Section 7 of the Trust's Declaration of Trust, Article X, Section 2(b)(i) of the Trust's Declaration of Trust is changed to read as follows:

         "who shall have been adjudicated by a court or body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; or"

         The foregoing Amendment to the Declaration of Trust will become effective March 11, 1991 so long as this Amendment is filed in accordance with Chapter 182, Section 2 of the General Laws.

         IN WITNESS WHEREOF and under the penalties of perjury, we have hereunto signed our names this 11th day of March in the year 1991.


/s/ Marie K. Karpinski                 /s/ Susan T. Lind
----------------------------------     ------------------------------------
Marie K. Karpinski                     Susan T. Lind
Vice President                         Secretary


Baltimore, MD (ss)

         Subscribed and sworn to before me this 12th day of March, 1991.

/s/ Loretta A. Paone
-----------------------------------
Notary Public

MY COMMISSION EXPIRES NOVEMBER 15, 1993